EXHIBIT 10(H)

Sierra Pacific Resources Operating Companies
FERC Electric Tariff
First Revised Volume No. 1	First Revised Service Agreement No. 101.B
Open Access Transmission Tariff	(Assigned from Reliant TSA No. 101)

Service Agreement For Long-Term

Firm Point-To-Point Transmission Service

1.0	This Service Agreement, dated as of December 12, 2002, as amended on December 19, 2003, is entered into, by and between Nevada Power Company (“Transmission Provider”), and Southern Nevada Water Authority (SNWA) (“Transmission Customer”).

2.0	The Transmission Customer has been determined by the Transmission Provider to have a Completed Application for Firm Point-To-Point Transmission Service under the Tariff.

3.0	The Transmission Customer has provided to the Transmission Provider an Application deposit in accordance with the provisions of Section 17.3 of the Tariff.

4.0	Service under this agreement shall commence on the later of (l) the requested service commencement date, or (2) the date on which construction of any Direct Assignment Facilities and/or Network Upgrades are completed, or (3) such other date as it is permitted to become effective by the Commission. Service under this agreement shall terminate on the actual termination date or such date as mutually agreed upon by the parties.

5.0	The Transmission Customer’s renewal rights under this agreement shall be as specified in Section 2.2 of the Transmission Provider’s Tariff as it may be amended from time to time in accordance with FERC policy. In addition, in order to assist the Transmission Provider in planning its system appropriately, the Transmission Customer will communicate with the Transmission Provider on a nonbinding basis regarding its assessment of whether it will renew this agreement as follows:

5.1	In the event the Transmission Customer signs a power sales contract that: (1) utilizes the transmission capacity provided for under this agreement, and (2) extends beyond this agreement’s initial term, the Transmission Customer shall so notify the Transmission Provider (without identifying the parties to the power sales contract) and shall provide the Transmission Provider with the Transmission Customer’s assessment of the likely impact of such contract on its intent to renew this agreement.

5.2	The Transmission Customer will on an annual basis, starting five years prior to the end of the initial term of this agreement, provide the Transmission Provider with a nonbinding statement of its current assessment of whether it will renew this agreement. The Transmission Customer will, on Transmission Provider’s request, answer any reasonable questions the Transmission Provider has about such assessment; provided that the Transmission Customer shall not be obligated to provide any confidential market data to the Transmission Provider.

Effective:    July 31, 2003

Sierra Pacific Resources Operating Companies
FERC Electric Tariff
First Revised Volume No. 1	First Revised Service Agreement No. 101.B
Open Access Transmission Tariff	(Assigned from Reliant TSA No. 101)

5.3	The Transmission Provider’s transmission personnel shall treat as confidential and proprietary all information provided by Transmission Customer under this Section 5.0, and shall comply with FERC’s affiliate regulations and other applicable provisions of Order No. 889, or any successor requirements, in its treatment of such information; provided that this Section 5.3 shall not prevent the Transmission Provider from providing information to FERC, the PUCN or any other agency of competent jurisdiction in accordance with applicable requirements of such agency or from compliance with any valid court order requiring the production of such information. The Transmission Provider shall give the Transmission Customer notice of any such agency request or court order so that the Transmission Customer may take any action deemed necessary by the Transmission Customer to protect the confidentiality of the requested information.

6.0	The Transmission Provider agrees to provide and the Transmission Customer agrees to take and pay for Firm Point-To-Point Transmission Service in accordance with the provisions of Part II of the Tariff and this Service Agreement.

7.0	Any notice or request made to or by either Party regarding this Service Agreement shall be made to the representative of the other Party as indicated below.

Effective:    July 31, 2003

Sierra Pacific Resources Operating Companies
FERC Electric Tariff
First Revised Volume No. 1	First Revised Service Agreement No. 101.B
Open Access Transmission Tariff	(Assigned from Reliant TSA No. 101)

8.0	If any event occurs that will materially affect the time for completion of new facilities or the ability to complete them, Transmission Provider shall promptly notify the Transmission Customer. A technical meeting between the Parties shall be held to evaluate the alternatives available. If the Transmission Provider and the Transmission Customer mutually agree that no other reasonable alternatives exist and the requested service cannot be provided out of existing capability under the conditions of Part II of the Tariff, the obligation to provide the requested Firm Point-To-Point Transmission Service shall terminate and any deposit made by the Transmission Customer shall be returned with interest pursuant to Commission regulations 35.19a(a) (2) (iii). However, the Transmission Customer shall be responsible for all prudently incurred costs by the Transmission Provider through the time construction was suspended.

Transmission Provider:

Director, Regional Transmission

Nevada Power Company

P.O. Box 230

Las Vegas, NV 89151

Transmission Customer:

Southern Nevada Water Authority

1900 E. Flamingo Rd.

Suite 170

Las Vegas, NV 89151

9.0	The Tariff is incorporated herein and made a part hereof.

10.0	This Service Agreement may be executed in counterparts, each one of which shall be deemed an original.

IN WITNESS WHEREOF, the Parties have caused this Service Agreement to be executed by their respective authorized officials.

Transmission Provider:

By:
	Name	Title	Date

Transmission Customer:

By:
	Name	Title	Date

Effective:    July 31, 2003

Sierra Pacific Resources Operating Companies
FERC Electric Tariff
First Revised Volume No. 1	First Revised Service Agreement No. 101.B
Open Access Transmission Tariff	(Assigned from Reliant TSA No. 101)

Specifications For Long-Term Firm Point-To-Point

Transmission Service

1.0	Term of Transaction: 5 Year(s)

Start Date: 05-1-04

Termination Date: 04-30-09

1.1	Notwithstanding Section 17.7 of the Tariff or any other provision of the Tariff, the Start Date and initial Term of Transaction specified in Section 1.0 shall not be extended or changed in any fashion without the written agreement of the Transmission Provider and Transmission Customer. Provided, however, that Transmission Customer shall retain its full rollover rights and queue position.

2.0	Description of capacity and energy to be transmitted by Transmission Provider including the electric Control Area in which the transaction originates.

125 MW from Harry Allen 500 kV Substation in Nevada Power Company’s Control Area to Mead 230 kV Substation.

3.0	Point of Receipt	Delivering Party

	Harry Allen 500 kV Substation	Southern Nevada Water Authority

4.0	Point of Delivery	Receiving Party

	Mead 230 kV Substation	Market

5.0	Maximum amount of capacity and energy to be transmitted (Reserved Capacity): 125 MW

6.0	Designation of party(ies) subject to reciprocal service obligation: None

7.0	Name(s) of any Intervening Systems providing transmission service: None

Effective:    July 31, 2003

Sierra Pacific Resources Operating Companies
FERC Electric Tariff
First Revised Volume No. 1	First Revised Service Agreement No. 101.B
Open Access Transmission Tariff	(Assigned from Reliant TSA No. 101)

8.0	Service under this Agreement may be subject to some combination of the charges detailed below. (The appropriate charges for individual transactions will be determined in accordance with the terms and conditions of the Tariff.)

8.1	Transmission Charge: $1.21/kW-mo.

8.2	System Impact and/or Facilities Study Charge(s):

Pending finalization, $30,000 deposit in place. Reliant – Arrow Canyon will be responsible for the final actual costs.

8.3	Direct Assignment Facilities Charge: None under this TSA. However, Direct Assignment Facilities will be required to provide the associated interconnection and are defined in the Interconnection & Operation Agreement.

8.4	Ancillary Services Charges: As negotiated in the future or as defined in Interconnection and Operation Agreement.

8.5.	Power Factor Requirements: As defined in Interconnection and Operation Agreement.

9.0	The Transmission Customer shall make payments (the “Extension Payments”) to compensate the Transmission Provider for extending the Start Date from July 31, 2003 to May 1, 2004. These Extension Payments shall be $46,022/month, and shall be made for each month from August 2003 through April 2004. The Transmission Provider shall invoice the Transmission Customer for the Extension Payments on a monthly basis based on the billing provisions set out in the Tariff. The Transmission Customer shall not be obligated to make any other payment to the Transmission Provider for its extension, notwithstanding the currently effective provisions of Section 17.7, any amendments thereto or any other provision of the Tariff.

10.0	The Transmission Customer will receive transmission credits during the extension period that may be applied against all point-to-point transmission uses by the Transmission Customer from January 1, 2004, through April 30, 2004, orginating at the Point of Receipt. No credits will be provided for imbalance or other ancillary services charges or for transmission under a Network Customer’s existing transmission rights. No credits shall be provided under this settlement applicable to any transmission service that the Transmission Provider provides after April 30, 2004.

Effective:    July 31, 2003

Sierra Pacific Resources Operating Companies
FERC Electric Tariff
First Revised Volume No. 1	First Revised Service Agreement No. 101.B
Open Access Transmission Tariff	(Assigned from Reliant TSA No. 101)

10.1	The amount of the credits shall be as follows:

(A)	The Transmission Customer shall initially receive 91,250 MW-hours of transmission service credits. These credits shall be reduced as they are used as provided in Section 10.2 below.

(B)	The Transmission Provider shall post the availability of the Transmission Customer’s transmission capacity on its OASIS. The Transmission Customer’s credits will be increased to the extent that posted capacity is resold, in such amounts as described in Section 10.2.

(C)	The Transmission Customer may freely exchange transmission credits with Pinnacle West Energy Corporation (“Pinnacle West”)by providing written notice to the Transmission Provider. The Transmission Provider shall be entitled to rely upon any such notice, and the Transmission Customer shall assume all liability in the event that Pinnacle West later disputes the Transmission Customer’s authority to provide such notice or otherwise claims an entitlement to the credits that are the subject of the notice.

10.2	Transmission credits for point-to-point transmission uses by the Transmission Customer originating at the Point of Receipt will be reduced, and transmission service credits for posted capacity that is resold shall be increased, as follows: For an hourly reservation, transmission service credits shall be equal to 1 hour times the reserved capacity. For a daily reservation, transmission service credits shall be equal to 24 hours times the reserved capacity. For weekly service, transmission service credits shall be equal to 168 hours times the reserved capacity. For monthly reservations, transmission service credits shall be equal to 730 hours times the reserved capacity.

10.3	In billing the Transmission Customer for each of the months in which the transmission credits apply, the Transmission Provider shall provide the Transmission Customer with an accounting of the amount of transmission credits used and obtained in that month, as well as the amount of transmission credits that are remaining.

Effective:    July 31, 2003